                                                                    EXHIBIT 10.9

                                                                [EXECUTION COPY]

                   ________________________________________

                      ANTHONY CRANE RENTAL HOLDINGS, L.P.
                   ________________________________________


              AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT



                          Dated as of July  22, 1998


THE PARTNERSHIP INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

THE PARTNERSHIP INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE SECURITYHOLDERS AGREEMENT, DATED AS OF JULY 22, 1998, AS AMENDED OR MODIFIED FROM TIME TO TIME, AMONG THE ISSUER (THE "PARTNERSHIP"), AND CERTAIN INVESTORS, AND THE PARTNERSHIP RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH INTERESTS UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE PARTNERSHIP TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                       Page
                                                                                       ----
ARTICLE I

     DEFINITIONS.....................................................................   1

ARTICLE II

     ORGANIZATIONAL MATTERS..........................................................   9
     2.1  Formation of Partnership...................................................   9
     2.2  Limited Partnership Agreement..............................................   9
     2.3  Name.......................................................................   9
     2.4  Purpose....................................................................   9
     2.5  Principal Office; Registered Office........................................   9
     2.6  Term.......................................................................   9

ARTICLE III

     CAPITAL CONTRIBUTIONS...........................................................  10
     3.1  General Partner............................................................  10
     3.2  Limited Partners...........................................................  10
     3.3  Capital Accounts...........................................................  10
     3.4  No Withdrawal..............................................................  11
     3.5  Loans From Unitholders.....................................................  11
     3.6  Issuances of Units.........................................................  12

ARTICLE IV

     DISTRIBUTIONS AND ALLOCATIONS...................................................  12
     4.1  Distributions..............................................................  12
     4.2  Allocations................................................................  14
     4.3  Special Allocations........................................................  15
     4.4  Tax Allocations............................................................  16
     4.5  Curative Allocations.......................................................  17
     4.6  Indemnification and Reimbursement for Payments on Behalf of a Unitholder...  17

ARTICLE V

     MANAGEMENT......................................................................  18
     5.1   Authority of General Partner..............................................  18

     5.2   Actions Requiring Approval of Limited Partners...........................   18
     5.3   Partnership Qualifications and Filings...................................   19
     5.4   Reliance by Third Parties................................................   19
     5.5   Compensation and Reimbursement of General Partner........................   19
     5.6   Outside Activities.......................................................   20
     5.7   Loans and Guarantees by the General Partner..............................   20
     5.8   Determinations by the General Partner....................................   20
     5.9   Purchase of Units........................................................   21
     5.10  Indemnification..........................................................   21
     5.11  Limitation of Liability..................................................   22

ARTICLE VI

     RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.....................................   22
     6.1  Limitation of Liability...................................................   22
     6.2  Management of Business....................................................   22
     6.3  No Right of Partition.....................................................   22
     6.4  Outside Activities........................................................   23

ARTICLE VII

     BOOKS, RECORDS, ACCOUNTING AND REPORTS.........................................   23
     7.1  Records and Accounting....................................................   23
     7.2  Fiscal Year...............................................................   23
     7.3  Reports...................................................................   23
     7.4  Transmission of Communications............................................   24

ARTICLE VIII

     TAX MATTERS....................................................................   24
     8.1  Preparation of Tax Returns................................................   24
     8.2  Tax Elections.............................................................   24
     8.3  Tax Controversies.........................................................   25

ARTICLE IX

     VOTING; AMENDMENTS.............................................................   25
     9.1  Voting Rights.............................................................   25
     9.2  Amendments................................................................   26

ARTICLE X

     TRANSFER OF PARTNERSHIP INTERESTS..............................................   27

     10.1  Transfer In General......................................................   27
     10.2  Assignee's Rights........................................................   27
     10.3  Assignor's Rights and Obligations........................................   28

ARTICLE XI

     ADMISSION OF PARTNERS..........................................................   29
     11.1  Substituted Limited Partners.............................................   29
     11.2  Additional Limited Partners..............................................   29
     11.3  Admission of a Successor General Partner.................................   29
     11.4  Representations of New Partners..........................................   29

ARTICLE XII

     WITHDRAWAL OR REMOVAL OF PARTNERS..............................................   29
     12.1  Withdrawal of General Partner............................................   29
     12.2  Removal of General Partner...............................................   30
     12.3  Election of Successor General Partner....................................   30
     12.4  Purchase of General Partner's Partnership Interest.......................   30
     12.5  Former General Partner's Liabilities.....................................   31
     12.6  Withdrawal of Limited Partners...........................................   31

ARTICLE XIII

     DISSOLUTION AND LIQUIDATION....................................................   31
     13.1  Dissolution..............................................................   31
     13.2  Continuation After Dissolution...........................................   32
     13.3  Liquidation..............................................................   32
     13.4  Distribution in Kind.....................................................   34
     13.5  Deficit Makeup...........................................................   34
     13.6  Cancellation of Certificate of Limited Partnership.......................   34
     13.7  Reasonable Time for Winding Up...........................................   34
     13.8  Return of Capital........................................................   34
     13.9  Liquidity Event or IPO...................................................   34

ARTICLE XIV

     VALUATION......................................................................   36
     14.1  Determination............................................................   36
     14.2  Determination of Fair Market.............................................   36

ARTICLE XV

     GENERAL PROVISIONS.............................................................   37
     15.1  Power of Attorney........................................................   37
     15.2  Title to Partnership Assets..............................................   37
     15.3  Addresses and Notices....................................................   38
     15.4  Binding Effect...........................................................   38
     15.5  Creditors................................................................   38
     15.6  Waiver...................................................................   38
     15.7  Counterparts.............................................................   38
     15.8  Applicable Law...........................................................   38
     15.9  Severability.............................................................   38
     15.10 Further Action...........................................................   39
     15.11 Expenses.................................................................   39
     15.12 Offset...................................................................   39
     15.13 Entire Agreement.........................................................   39
     15.14 Remedies.................................................................   39
     15.15 Descriptive Headings; Interpretation.....................................   40

                      ANTHONY CRANE RENTAL HOLDINGS, L.P.
              AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT


          This AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, dated as of July 22, 1998, is entered into by and among the Partners a party hereto. Pursuant to Section 12.5 of that certain Amended and Restated Limited Partnership Agreement of Anthony Crane Sales & Leasing, L.P., dated as of June 5, 1996, (the "Original Agreement"), the Original Agreement was amended and
               ------------------
restated pursuant to that certain Amended and Restated Agreement of Limited Partnership of Anthony Crane Sales & Leasing, L.P. dated as of June 20, 1996 (the "First Amended and Restated Agreement"). The First Amended and Restated
      ------------------------------------
Agreement was amended and restated pursuant to that certain Amendment to the Amended and Restated Agreement of Limited Partnership of Anthony Crane Sales & Leasing, L.P., dated as of July 15, 1998 (the "Second Amended and Restated
                                               ---------------------------
Agreement").  The parties thereto desire to amend and restate the Second Amended
---------
and Restated Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend and restate the First Amended and Restated Agreement as follows:


                                   ARTICLE I

                                  DEFINITIONS

          The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

          "Additional Partner" means a Person admitted to the Partnership as a
           ------------------
Partner pursuant to Section 11.2.

          "Adjusted Capital Account Deficit" means with respect to any Capital
           --------------------------------
Account as of the end of any Taxable Year, the amount by which the adjusted balance in such Capital Account is less than zero. For this purpose, such Person's Capital Account balance shall be

          (a) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and

          (b) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Partnership pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

          "Admission Date" is defined in Section 10.3.
           --------------

          "Affiliate" of any Person means any Person that directly or indirectly
           ---------
controls, is controlled by, or is under common control with the Person in question.

          "Agreement" means this Amended and Restated Limited Partnership
           ---------
Agreement of Anthony Crane Rental, L.P. dated as of the date hereof.

          "Assignee" means a Person to whom a Partnership Interest has been
           --------
transferred in accordance with the terms of the Securityholders Agreement, but who has not become a Partner pursuant to Article XI.

          "Bain" means Bain/ACR, L.L.C., a Delaware limited liability company.
           ----

          "Base Rate" means, on any date, a variable rate per annum equal to the
           ---------
rate of interest most recently published by The Wall Street Journal as the
                                            -----------------------
"prime rate" at large U.S. money center banks.

          "Book Value" means, with respect to any Partnership property, the
           ----------
Partnership's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation
Section 1.704-1(b)(2)(iv)(d)-(g).

          "Capital Account" means the capital account maintained for a Partner
           ---------------
pursuant to Section 3.3.

          "Capital Contribution" means any cash, cash equivalents, surrender of
           --------------------
entitlement to deferred compensation (to the extent of the amount so surrendered), promissory obligations or the Fair Market Value of other property which a Partner contributes or is deemed to have contributed to the Partnership pursuant to Section 3.1, 3.2 or 5.1. For purposes of this provision, each Partner who received Units pursuant to the restructuring of pre-existing partnership interests in the Partnership pursuant to the Recapitalization Agreement shall be deemed to have contributed property to the Partnership with a Fair Market Value equal to the amount set forth as such Partner's adjusted Capital Account balance on Schedule III attached hereto as of the date of this
                           ------------
Agreement.

          "Certificate" means the Partnership's Certificate of Limited
           -----------
Partnership as filed with the Secretary of State of Pennsylvania.

          "Class A Common Unit" means a Unit representing a fractional part of
           -------------------
the Partnership Interests of the Partners and having the rights and obligations specified with respect to Class A Common Units in this Agreement.

          "Class A Common Unitholder" means a holder of Class A Common Units.
           -------------------------

          "Class A Preferred Unit" means a Unit representing a fractional part
           ----------------------
of the Partnership Interests of the Partners and having the rights and obligations specified with respect to Class A Preferred Units in this Agreement.

          "Class A Preferred Unitholder" means a holder of Class A Preferred
           ----------------------------
Units.

          "Class A Preferred Yield" means, with respect to each Class A
           -----------------------
Preferred Unit, the amount accruing on such Class A Preferred Unit on a daily basis, at the rate of 11% per annum, compounded on the last day of each calendar quarter, on (a) the Unreturned Capital of such Class A Preferred Unit plus (b) Unpaid Class A Preferred Yield thereon, for all prior quarterly periods. In calculating the amount of any Distribution to be made during a period, the portion of a Class A Preferred Unit's Class A Preferred Yield for such portion of such period elapsing before such Distribution is made shall be taken into account with respect to determining the amount of such Distribution with respect to Class A Preferred Yield.

          "Class L Common Unit" means a Unit representing a fractional part of
           -------------------
the Partnership Interests of the Partners and having the rights and obligations specified with respect to the Class L Common Units in this Agreement.

          "Class L Common Unitholder" means a holder of Class L Common Units.
           -------------------------

          "Class L Common Yield" means, with respect to each Class L Common
           --------------------
Unit, the amount accruing on such Class L Common Unit on a daily basis, at the rate of 12% per annum, compounded on the last day of each calendar quarter, on
(a) the Unreturned Capital of such Class L Common Unit plus (b) Unpaid Class L Common Yield thereon, for all prior quarterly periods. In calculating the amount of any Distribution to be made during a period, the portion of a Class L Common Unit's Class L Common Yield for such portion of such period elapsing before such Distribution is made shall be taken into account with respect to determining the amount of such Distribution with respect to Class L Common Yield.

          "Code" means the United States Internal Revenue Code of 1986, as
           ----
amended. Such term shall be deemed to include any future amendments to the Code and any corresponding provisions of succeeding Code provisions (whether or not such amendments and corresponding provisions are mandatory or discretionary) to the extent that the General Partner determines in good faith that any such future amendments and corresponding provisions do not adversely affect the economic interests of any of the Partners hereunder.

          "Common Unit" means a Unit representing a fractional part of the
           -----------
Partnership Interests of the Partners and having the rights and obligations specified with respect to Class L Common Units or Class A Common Units in this Agreement.

          "Common Unitholder" means a holder of Common Units.
           -----------------

          "Distribution" means each distribution made by the Partnership to a
           ------------
Partner, whether in cash, property or securities of the Partnership and whether by liquidating distribution, redemption, repurchase or otherwise; provided that
                                                                  --------
none of the following shall be a Distribution: (a) any redemption or repurchase by the Partnership of any Equity Securities, and (b) any recapitalization or exchange of securities of the Partnership, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units.

          "Equity Securities" means (a) Units or other equity interests in the
           -----------------
Partnership (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the General Partner, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Partnership), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other equity interests in the Partnership and (c) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Partnership.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "Event of Withdrawal" means the death, retirement, resignation,
           -------------------
expulsion, bankruptcy or dissolution of a Partner or the occurrence of any other event that terminates the continued partnership of a Partner in the Partnership under the Pennsylvania Act.

          "Executive Agreements" means those certain Executive Agreements by and
           --------------------
among the Partnership and certain employees of the Partnership as in effect from time to time.

          "Fair Market Value" means, with respect to any asset or equity
           -----------------
interest, its fair market value determined according to Article XIV.

          "Fiscal Period" means any interim accounting period within a Taxable
           -------------
Year established by the General Partner and which is permitted or required by Code Section 706.

          "Fiscal Year" means the Partnership's annual accounting period
           -----------
established pursuant to Section 7.2.

          "General Partner" means ACR Management, L.L.C., a Delaware limited
           ---------------
liability Company, in its capacity as general partner of the Partnership, and any successor general partner of the Partnership appointed pursuant to the terms of this Agreement.

          "Governmental Entity" means the United States of America or any other
           -------------------
nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

          "Indemnified Person" is defined in Section 5.10.
           ------------------

          "Independent Third Party" means any Person who, immediately prior to
           -----------------------
the contemplated transaction, does not own in excess of 10% of the Partnership's Units on a fully-diluted basis (a "10% Owner"), who is not controlling,
                                   ---------
controlled by or under common control with any such 10% Owner and who is not the spouse or descendent (by birth or adoption) of any such 10% Owner or a trust for the benefit of such 10% Owner and/or such other Persons.

          "Investor Units" means, collectively, Class A Common Units and Class L
           --------------
Common Units owned by the Investors.

          "Investors" means Bain/ACR, L.L.C., a Delaware limited liability
           ---------
company and its respective Affiliates and successors.

          "IPO" means the initial sale pursuant to a registration statement
           ---
filed under the Securities Act of any Equity Securities of the Partnership, whether by the Partnership or any holder of Equity Securities of the Partnership.

          "Liens" means any mortgage, pledge, security interest, encumbrance,
           -----
lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Partnership, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Partnership or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

          "Limited Partner" means each of the limited partners named on Schedule
           ---------------                                              --------
I attached hereto and any Person admitted to the Partnership as a Substituted
-
Partner or Additional Partner; but only so long as such Person is shown on the Partnership's books and records as the owner of one or more Units.

          "Liquidity Event" means (a) any sale to an Independent Third Party of
           ---------------
all or substantially all (as defined in the Model Business Corporation Act) of the assets of the Partnership and its Subsidiaries on a consolidated basis in one transaction or series of related transactions, (b) any sale to an Independent Third Party of all or substantially all of the Common Units (or a transaction having a similar effect as contemplated by Section 13.9) in one transaction or series of related transactions, but excluding any sales of Common Units in a Public Sale (as defined in the Securityholders Agreement) or (c) a merger or consolidation or other transaction which accomplishes one of the foregoing.

          "Losses" means items of Partnership loss and deduction determined
           ------
according to Section 3.3.

          "Minimum Gain" means the partnership minimum gain determined pursuant
           ------------
to Treasury Regulation Section 1.704-2(d).

          "Partner" means a General Partner or a Limited Partner.
           -------

          "Partnership" means Anthony Crane Rental Holdings, L.P., a
           -----------
Pennsylvania limited partnership, established in accordance with this Agreement as such limited partnership may be from time to time constituted, and including its successors.

          "Partnership Interest" means the interest of a Unitholder in Profits,
           --------------------
Losses and Distributions.

          "Pennsylvania Act" means the Pennsylvania Revised Uniform Limited
           ----------------
Partnership Act, as it may be amended from time to time, and any successor to the Pennsylvania Act.

          "Person" means an individual or a corporation, partnership, limited
           ------
liability company, trust, unincorporated organization, association or other entity.

          "Preferred Unit" means a Unit representing a fractional part of the
           --------------
Partnership Interests of the Partners and having the preference rights and other rights and obligations specified with respect to Class A Preferred Units in this Agreement.

          "Preferred Unitholder" means a holder of Preferred Units.
           --------------------

          "Profits" means items of Partnership income and gain determined
           -------
according to Section 3.3.

          "Recapitalization Agreement" means that certain Recapitalization
           --------------------------
Agreement, dated as of June 1, 1998, by and among the Purchasers and Current Owners named therein, as amended or modified from time to time.

          "Registration Rights Agreement" means that certain Registration Rights
           -----------------------------
Agreement, dated as of the date hereof, by and among the Partnership and certain of its Partners, as amended or modified from time to time.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

          "Securityholders Agreement" means that certain Securityholders
           -------------------------
Agreement, dated as of the date hereof, by and among the Partnership and certain of its Partners, as amended or modified from time to time.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited partnership, partnership, association or business entity of which (a) if a corporation, a majority of the total value of all classes of stock or the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited partnership, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited partnership, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of the limited partnership, partnership, association or other business entity gains or losses or shall be or control any managing partner or general partner of such limited partnership, partnership, association or other business entity. For purposes hereof, references to a "Subsidiary" of the Partnership shall be given effect only at such times that the Partnership has one or more Subsidiaries, and, unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the Partnership.

          "Substituted Partner" means a Person that is admitted as a Partner to
           -------------------
the Partnership pursuant to Section 11.1.

          "Successor General Partner" means a Person that is admitted as a
           -------------------------
Partner to the Partnership pursuant to Section 11.3.

          "Tax Matters Partner" has the meaning given to such term in Section
           -------------------
6231 of the Code.

          "Taxable Year" means the Partnership's accounting period for federal
           ------------
income tax purposes which shall be the same as the Partnerships' Fiscal Year determined pursuant to Section 7.2.

          "Treasury Regulations" means the income tax regulations promulgated
           --------------------
under the Code and effective as of the date hereof. Such term shall be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations (whether or not such amendments and corresponding provisions are mandatory or discretionary) to the extent that the General Partner determines in good faith that any such future amendments and corresponding provisions do not adversely affect the economic interests of any of the Partners hereunder.

          "Unit" means a Partnership Interest of a Partner or an Assignee in the
           ----
Partnership representing a fractional part of the Partnership Interests of all Partners and Assignees and shall include Common Units and Preferred Units; provided that any class or group of Units issued shall have relative rights,
--------
powers and duties set forth in this Agreement and the Partnership Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers and duties.

          "Unitholder" means any Partner in his or its capacity as owner of one
           ----------
or more Units as reflected on the Partnership's books and records or an Assignee.

          "Unpaid Class A Preferred Yield" of any Class A Preferred Unit means,
           ------------------------------
as of any date, an amount equal to the excess, if any, of (a) the aggregate Class A Preferred Yield accrued on such Class A Preferred Unit for all periods prior to such date (including partial periods), over (b) the aggregate amount of prior Distributions made by the Partnership that constitute payment of Class A Preferred Yield on such Class A Preferred Unit.

          "Unpaid Class L Common Yield" of any Class L Common Unit means, as of
           ---------------------------
any date, an amount equal to the excess, if any, of (a) the aggregate Class L Common Yield accrued on such Class L Common Unit for all periods prior to such date (including partial periods), over (b) the aggregate amount of prior Distributions made by the Partnership that constitute payment of Class L Common Yield on such Class L Common Unit.

          "Unpaid Yield" means Unpaid Class A Preferred Yield or Unpaid Class L
           ------------
Common Yield.

          "Unreturned Capital" means, with respect to a Preferred Unit or a
           ------------------
Class L Common Unit, the excess, if any, of the Capital Contribution made or deemed made in exchange for or on account of such Unit over all Distributions made by the Partnership that constitute a return of the Capital Contribution therefor pursuant to Section 4.1(a)(ii) or 4.1(a)(iv).


                                  ARTICLE II

                            ORGANIZATIONAL MATTERS

          2.1 FORMATION OF PARTNERSHIP. The Partnership was formed on June 5, 1996, as amended and restated on June 20, 1996, June 30, 1998 and again on the date of this Agreement pursuant to the provisions of the Pennsylvania Act and the provisions of this Agreement.

          2.2 LIMITED PARTNERSHIP AGREEMENT. The Partners hereby execute this Agreement for the purpose of establishing the affairs of the Partnership and the conduct of its business in accordance with the provisions of the Pennsylvania Act. The Partners hereby agree that during the term of the Partnership set forth in Section 2.6 the rights and obligations of the Unitholders with respect to the Partnership will be determined in accordance with the terms and conditions of (a) this Agreement, and (b) except where the Pennsylvania Act provides that such rights and obligations specified in the Pennsylvania Act shall apply "unless otherwise provided in a limited partnership agreement" or words of similar effect, and such rights and obligations are set forth in this Agreement, the Pennsylvania Act.

          2.3 NAME. The name of the Partnership shall be "Anthony Crane Rental Holdings, L.P." The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time. Notification of any such change shall be given to all Unitholders. The Partnership's business may be conducted under its name and/or any other name or names deemed advisable by the General Partner.

          2.4 PURPOSE. The purpose and business of the Partnership shall be any business which may lawfully be conducted by a limited partnership formed pursuant to the Pennsylvania Act.

          2.5 PRINCIPAL OFFICE; REGISTERED OFFICE. The principal office of the Partnership shall be at 1165 Camp Hollow Road, West Mifflin, Pennsylvania 15122, or such other place as the General Partner may from time to time designate. The Partnership may maintain offices at such other place or places as the General Partner deems advisable. Notification of any such change shall be given to all Unitholders. The address of the registered office of the Partnership in the Commonwealth of Pennsylvania shall be the address of its principal office.

          2.6 TERM. The term of the Partnership commenced upon the filing of the Certificate in accordance with the Pennsylvania Act and shall continue in existence until termination and dissolution thereof in accordance with the provisions of Article XIII.


                                  ARTICLE III

                             CAPITAL CONTRIBUTIONS

          3.1 GENERAL PARTNER. The General Partner has purchased the number of Units from the Partnership pursuant to the Recapitalization Agreement as set forth on Schedule I.
         ----------

          3.2  LIMITED PARTNERS.

          (a) Each Limited Partner has purchased or received in exchange for a contribution of other property to the Partnership the number of Units pursuant to the Recapitalization Agreement as set forth on Schedule I.
                                                  ----------

          (b) Each Limited Partner who is subsequently issued Units by the Partnership pursuant to Section 3.6 shall make the Capital Contributions to the Partnership determined under Section 3.6 in exchange for such Units.

          3.3  CAPITAL ACCOUNTS.

          (a) The Partnership shall maintain a separate Capital Account for each Unitholder according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Partnership may (in the discretion of the General Partner), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation
Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Partnership property. The Partners hereby agree (i) that the Partnership property has been revalued as of the date of this Agreement as set forth on Schedule II attached hereto and (ii) that the
                          -----------
respective Capital Account balances for each Partner have been adjusted as of the date of this Agreement as set forth on Schedule III.
                                           ------------

          (b) For purposes of computing the amount of any item of Partnership income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:
-------- ----

          (i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

          (ii) If the Book Value of any Partnership property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or
                 (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

          (iii) Items of income, gain, loss or deduction attributable to the disposition of Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

          (iv) Items of depreciation, amortization and other cost recovery deductions with respect to Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property's Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

          (v) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

          (vi) Payments made to any Partner which are treated for Federal income tax purposes as guaranteed payments pursuant to Code
                 Section 707(c) shall be treated as Partnership expenses and shall not be reflected as distributions which reduce the distributee Partner's respective Capital Account balance;

                 provided that such payments shall be treated as capital
                 --------
                 expenditures of the Partnership to the extent such payments are required to be capitalized under the Code and any applicable Treasury Regulations thereunder.

          3.4 NO WITHDRAWAL No Person shall be entitled to withdraw any part of such Person's Capital Contribution or Capital Account or to receive any Distribution from the Partnership, except as expressly provided herein or in the Securityholders Agreement.

          3.5 LOANS FROM UNITHOLDERS. Loans by Unitholders to the Partnership shall not be considered Capital Contributions. If any Unitholder shall transfer funds to the Partnership in excess of the amounts required hereunder to be contributed by such Unitholder to the capital of the Partnership, the transfer of such excess shall not result in any increase in the amount of the Capital Account of such Unitholder. The amount of any such excess, to the extent approved by the General Partner and the Unitholder, shall be a debt of the Partnership to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

          3.6 ISSUANCES OF UNITS. The General Partner shall have sole and complete discretion in determining whether to issue Units, the number of Units to be issued at any particular time, the Capital Contribution for any Units issued and all other terms and conditions of the issuance of Units.


                                  ARTICLE IV

                         DISTRIBUTIONS AND ALLOCATIONS

          4.1    DISTRIBUTIONS.

          (a) Except as otherwise set forth in this Section 4.1, the General Partner may in its sole discretion make Distributions at any time or from time to time. Except as otherwise set forth in Sections 4.1(b) and (c), each Distribution shall be made in the following order and priority:

          (i) First, to the Class A Preferred Unitholders, an amount equal to the aggregate Unpaid Class A Preferred Yield with respect to such Class A Preferred Unitholders' outstanding Class A Preferred Units (in the proportion that each Class A Preferred Unitholder's share of Unpaid Class A Preferred Yield with respect to such Class A Preferred Units bears to the aggregate Unpaid Class A Preferred Yield with respect to all Class A Preferred Units immediately prior to such Distribution) until each such Unitholder has received Distributions under this clause (i) in respect of such Unitholder's Class A Preferred Units in an amount equal to the aggregate Unpaid Class A Preferred Yield with respect to such Unitholder's outstanding Class A Preferred Units immediately prior to such Distribution, and no Distribution or any portion thereof shall be made under any of the other paragraphs below until the entire amount of the Unpaid Class A Preferred Yield with respect to the outstanding Class A Preferred Units immediately prior to such Distribution has been paid in full;

          (ii) Second, to the Class A Preferred Unitholders, an amount equal to the aggregate Unreturned Capital with respect to such Class A Preferred Unitholders' outstanding Class A Preferred Units (in the proportion that each Class A Preferred Unitholder's share of Unreturned Capital with respect to Class A Preferred Units bears to the aggregate amount of Unreturned Capital with respect to all such Class A Preferred Units outstanding immediately prior to such Distribution) until each such Class A Preferred Unitholder has received Distributions under this clause (ii) in respect of such Unitholder's Class A Preferred Units in an amount equal to the aggregate Unreturned Capital with respect to such Class A Unitholder's outstanding Class A Preferred Units immediately prior to such Distribution, and no Distribution or any portion thereof may be made under any of the other paragraphs below until the entire amount of Unreturned Capital with respect to the outstanding Class A Preferred Units immediately prior to such Distribution has been paid in full;

          (iii) Third, to the Class L Unitholders, an amount equal to the aggregate Unpaid Class L Common Yield with respect to such Class L Common Unitholders' outstanding Class L Units (in the proportion that each Class L Common Unitholder's share of Unpaid Class L Common Yield with respect to such Class L Common Units bears to the aggregate Unpaid Class L Common Yield with respect to all Class L Units immediately prior to such Distribution) until each such Unitholder has received Distributions under this clause (iii) in respect of such Unitholder's Class L Units in an amount equal to the aggregate Unpaid Class L Common Yield with respect to such Unitholder's outstanding Class L Units immediately prior to such Distribution, and no Distribution or any portion thereof shall be made under any of the other paragraphs below until the entire amount of the Unpaid Class L Common Yield with respect to the outstanding Class L Units immediately prior to such Distribution has been paid in full;

          (iv) Fourth, to the Class L Common Unitholders, an amount equal to the aggregate Unreturned Capital with respect to such Class L Common Unitholders' outstanding Class L Common Units (in the proportion that each Class L Common Unitholder's share of Unreturned Capital with respect to such Class L Common Units bears to the aggregate Unreturned Capital with respect to all Class L Common Units immediately prior to such Distribution) until each such Unitholder has received Distributions under this clause (iv) in respect of such Unitholder's Class L Common Units in an amount equal to the aggregate Unreturned Capital with respect to such Class L Common Unitholder's outstanding Class L Common Units immediately prior to such Distribution, and no Distribution or any portion thereof shall be made under any of the other paragraphs below until the entire amount of the Unreturned Capital with respect to the outstanding Class L Common Units immediately prior to such Distribution has been paid in full;

          (v) Fifth, to the Common Unitholders, an amount equal to the amount of such Distribution that has not been distributed pursuant to paragraphs (i) through (iv) of this Section 4.1(a) above (ratably among such Unitholders based upon the number of outstanding Common Units held by each such Unitholder immediately prior to such Distribution).

          (b) Notwithstanding anything to the contrary herein, to the extent that funds are available to the Partnership, the Partnership shall, subject to any restrictions contained in the financing agreements to which the Partnership or any of its Affiliates is a party, distribute to each Unitholder within 75 days after the close of each Taxable Year (or at such earlier times and in such amounts as determined in good faith by the General Partner to be appropriate to enable the Unitholder to pay estimated income tax liabilities) an amount equal to 46% (or, at the General Partner's sole discretion such greater or lesser percentage as the General Partner may determine in good faith from time to time, to represent the sum of the maximum marginal federal, state and local income tax rates applicable to all Unitholders or their partners or stockholders, if applicable) of:

          (i) the Profits for such Taxable Year allocated to such Unitholder pursuant to Section 4.2 and 4.3, reduced, at the discretion of the General Partner, by

          (ii) the sum of (x) the Losses for such Taxable Year allocated to such Unitholder pursuant to Sections 4.2 and 4.3 and (y) the excess of the aggregate Losses over the aggregate Profits for all prior Taxable Years allocated to such Unitholder pursuant to Sections
               4.2 and 4.3, but only to the extent that such excess Losses have not expired unused pursuant to applicable Code provisions.

          Distributions made pursuant to Section 4.1(b) shall be treated as Distributions made pursuant to Section 4.1(a); provided that any distribution to
                                               --------
a Partner pursuant to Section 4.1(b) which exceeds the amount that would have been distributed to such Partner had the amount distributed pursuant to Section 4.1(b) been distributed pursuant to Section 4.1(a) shall be treated as an advance distribution under Section 4.1(a) and shall be offset against subsequent distributions such Partner would otherwise be entitled to receive pursuant to
Section 4.1(a), or, to the extent that such subsequent distributions are not available prior to the liquidation of the Partnership, the amount of any such advance which was not so offset shall be repaid by such Partner to the Partnership at such time.

          (c) The ordering and priority rules set forth in Section 4.1(a) with respect to Distributions from the Partnership shall become effective immediately after the Partnership has been reorganized pursuant to the terms of the Recapitalization Agreement.

          4.2 ALLOCATIONS.

          (a) Except as otherwise provided in Section 4.3 and paragraphs (d) and
(e) below, Profits and Losses for any Fiscal Year shall be allocated among the Unitholders in such a manner that, as of the end of such Fiscal Year, the sum of
(i) the Capital Account of each Unitholder, (ii) such Unitholder's share of Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(g)) and (iii) such Unitholder's partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)) shall be equal to the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Partnership under the Pennsylvania Act, determined as if the Partnership were to (i) liquidate the assets of the

Partnership for an amount equal to their Book Value and (ii) distribute the proceeds of liquidation pursuant to Section 13.3.

          (b) For purposes of this Section 4.2, but subject to the provisions of Sections 4.3 and 4.5, if Profits exceed Losses for a Fiscal Year, (i) Losses shall first be allocated to Unitholders whose Capital Accounts are to be reduced as a result of the allocations under Section 4.2(a), in an amount equal to the amount by which such Capital Accounts need to be reduced and (ii) Profits and any remaining Losses shall be allocated to Unitholders whose Capital Accounts are to be increased as a result of the allocations under Section 4.2(a), in the proportion that the amount of the increase in such Unitholder's Capital Accounts as a result of the allocations under Section 4.2(a) bears to the aggregate amount of the increase in all such Unitholders' Capital Accounts as a result of the allocations under Section 4.2(a).

          (c) For purposes of this Section 4.2, but subject to the provisions of Sections 4.3 and 4.5, if Losses exceed Profits for a Fiscal Year, (i) Profits shall first be allocated to Unitholders whose Capital Accounts are to be increased as a result of the allocations under Section 4.2(a), in an amount equal to the amount by which such Capital Accounts need to be increased and (ii) Losses and any remaining Profits shall be allocated to Unitholders whose Capital Accounts are to be reduced as a result of the allocations under Section 4.2(a), in the proportion that the amount of the reduction in such Unitholders' Capital Accounts as a result of the allocations under Section 4.2(a) bears to the aggregate amount of the reduction in all such Unitholders' Capital Accounts as a result of the allocations under Section 4.2(a).

          (d) Distributions made pursuant to Section 4.1(a)(i) shall be treated as guaranteed payments pursuant to Code Section 707(c) in the year in which such Distributions are made and shall not be reflected in the respective Capital Account balances of the Class A Preferred Unitholders.

          (e) The General Partner is specifically authorized, in its discretion, to allocate Losses to any Unitholder who is an employee of the Partnership (or any Partnership Affiliate) or a member of the Board of Managers of the General Partner to the extent such Unitholder recognizes taxable income in connection with any investment by such Unitholder in the Partnership, in an amount equal to such recognized taxable income.

          4.3 SPECIAL ALLOCATIONS.

          (a) Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Unitholders in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4).

          (b) Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Taxable Year shall be allocated to each holder of Common Units ratably among such Unitholders based upon the number of outstanding Common Units held by each such Unitholder immediately prior to such allocation. Except as otherwise provided in Section 4.3(a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Unitholder shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 4.3(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

          (c) If any Unitholder that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 4.3(a) and 4.3(b) but before the application of any other provision of this Article IV, then Profits for such Taxable Year shall be allocated to such Unitholder in proportion to, and to the extent of, such Adjusted Capital Account Deficit.
This Section 4.3(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

          (d) Profits and Losses described in Section 3.3(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k) and (m).

          (e) If, and to the extent that, any Unitholder is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Unitholder and the Partnership pursuant to Code Sections 1272-1274, 7872, 483, 482 or any similar provision now or hereafter in effect, and the General Partner determines that any corresponding Profit or Loss of the Partnership should be allocated to the Unitholder who recognized such item in order to reflect the Unitholder's economic interests in the Partnership, then the General Partner may so allocate such Profit or Loss.

          4.4 TAX ALLOCATIONS.

          (a) The income, gains, losses, deductions and credits of the Partnership will be allocated, for federal, state and local income tax purposes, among the Unitholders in accordance with the allocation of such income, gains, losses, deductions and credits among the Unitholders for computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable law, the Partnership's subsequent income, gains, losses, deductions and credits will be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

          (b) Items of Partnership taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Unitholders in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Book Value.*

          (c) If the Book Value of any Partnership asset is adjusted pursuant to the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f) subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

          (d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the General Partner taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

          (e) Any adjustment under Section 481(a) of the Code attributable to the Partnership's adoption of the accrual method of accounting for the taxable year ending December 31, 1998 shall be allocated solely to Anthony Iron & Metals Co. (or its successor).

          (f) Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, Distributions or other Partnership items pursuant to any provision of this Agreement.

          4.5 CURATIVE ALLOCATIONS. The allocations set forth in Section 4.3 (the "Regulatory Allocations") are intended to comply with certain requirements
      ----------------------
of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Unitholders intend to allocate Profit and Loss of the Partnership or make Partnership distributions. Accordingly, notwithstanding the other provisions of this
Article IV, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Unitholders so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Unitholders to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Unitholders anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Unitholders so that the net amount of the Regulatory Allocations and such special allocations to each such Unitholder is zero. In addition, if in any Fiscal Year or Fiscal Period there is a decrease in partnership minimum gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 4.3(a) or Section 4.3(b) would cause a distortion in the economic arrangement among the Unitholders, the Unitholders may, if they do not expect that the Partnership will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

          4.6  INDEMNIFICATION AND REIMBURSEMENT FOR PAYMENTS ON BEHALF OF A
UNITHOLDER.    Except as otherwise provided in Section 15.11, if the Partnership is obligated to pay any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Unitholder or a Unitholder's status as such (including federal withholding taxes, state personal property taxes, and state unincorporated business taxes), then such Person shall indemnify the Partnership in full for the entire amount paid (including interest, penalties and related expenses). The General Partner may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person's obligation to indemnify the Partnership under this Section 4.6. A Unitholder's obligation to make contributions to the Partnership under this Section 4.6 shall survive the termination, dissolution, liquidation and winding up of the Partnership, and for purposes of this Section 4.6, the Partnership shall be treated as continuing in existence. The Partnership may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 4.6, including instituting a lawsuit to collect such contribution with interest calculated at a rate equal to the Base Rate plus three percentage points per annum (but not in excess of the highest rate per annum permitted by law).


                                   ARTICLE V

                                  MANAGEMENT

          5.1 AUTHORITY OF GENERAL PARTNER. Except for situations in which the approval of the Partners is specifically required by this Agreement, but subject to any applicable provisions of the Securityholders Agreement and the rights of the Limited Partners to remove the General Partner pursuant to Section 12.2 (a) the General Partner shall conduct, direct and exercise full control over all activities of the Partnership and (b) all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner. Without limiting the generality of the foregoing, subject to the Securityholders Agreement, (i) the General Partner shall have sole and complete discretion in determining whether to issue Equity Securities, the number of Equity Securities to be issued at any particular time, the Capital Contribution or purchase price for any Equity Securities issued, and all other terms and conditions governing the issuance of Equity Securities and (ii) subject to the provisions of Section 13.9, the General Partner may in its sole and complete discretion enter into, approve, and consummate any merger, consolidation, sale of all or any part of its assets, Liquidity Event or other extraordinary transaction, and execute and deliver on behalf of the Partnership or the Unitholders any agreement, document and instrument in connection therewith (including amendments, if any, to this Agreement or adoptions of new constituent documents) without the approval or consent of any Unitholder. No Limited Partner shall have the authority to bind the Partnership, unless such authority has been granted to such Limited Partner by the General Partner.

          5.2  ACTIONS REQUIRING APPROVAL OF LIMITED PARTNERS.  Nothing in
Section 5.1 shall give the General Partner the authority to take any action requiring the approval of the Limited Partners pursuant to Sections 9.1 and 9.2 without obtaining such approval.

          5.3 PARTNERSHIP QUALIFICATIONS AND FILINGS. The General Partner shall cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be necessary or appropriate for the continuation, qualification and operation of a limited partnership in the State of Pennsylvania and any other jurisdiction in which the Partnership may elect to do business. Subject to applicable law, the General Partner may omit from any and all filings in, and reports to, any state, and from all amendments thereto, the names and addresses of the Partners, information relating to the Partners' Capital Contributions and shares of Profits, Losses and information relating to compensation of the Partners, or may state such information in the aggregate rather than with respect to each individual Partner. The General Partner shall not be required to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner. Notwithstanding any of the foregoing provisions, the General Partner shall on a timely basis make all reports or filings which are necessary to preserve the limited liability of the Limited Partners under applicable law.

          5.4 RELIANCE BY THIRD PARTIES. Any other provision of this Agreement to the contrary notwithstanding, no lender or purchaser (including any purchaser of property from the Partnership) or other Person dealing with the Partnership, shall be required to verify any representation by the General Partner as to the extent of the interest in the assets of the Partnership that the General Partner is entitled to encumber, sell or otherwise use. Any such lender, purchaser or other Person shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such financing or sale arrangements and shall be entitled to deal with the General Partner as if it were the sole party in interest therein, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such lender, purchaser or other Person to contest, negate or disaffirm any action of the General Partner in connection with any sale or financing. In no event shall any person dealing with the General Partner or the General Partner's representative with respect to any business or property of the Partnership be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner's representative. Every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or the General Partner's representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution or delivery thereof this Agreement was in full force and effect, (b) such instrument or document was duly executed according to this Agreement and is binding upon the Partnership and (c) the General Partner or the General Partner's representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

          5.5 COMPENSATION AND REIMBURSEMENT OF GENERAL PARTNER.

          (a) Except as provided in this Section 5.5 or elsewhere in this Agreement, the General Partner shall not be compensated for its services as General Partner to the Partnership.

          (b) The General Partner shall be reimbursed on a monthly basis for (i) all actual out-of-pocket expenses, disbursements and advances it pays or incurs in connection with the formation and business of the Partnership, including all expenses, disbursements and advances for legal, accounting, printing and banking matters, consultants and other third parties, reasonable travel expenses, and filing fees, and (ii) that portion of the General Partner's legal and accounting expenses, telephone, secretarial, travel and entertainment expenses, office rent and other office expenses, salaries and other compensation expenses of employees, and other expenses necessary or appropriate to the conduct of the Partnership's business which is properly allocable to the Partnership. The General Partner shall determine the expenses which are allocable to the Partnership in a reasonable manner.

          5.6 OUTSIDE ACTIVITIES.

          (a) The General Partner, its Affiliates and each of their respective stockholders, directors, officers, controlling persons, partners and employees may have business interests and engage in business activities in addition to those relating to the Partnership, except as otherwise agreed by such parties. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any such business interests or activities of any such Person. The General Partner shall devote to the management of the Partnership only such time as it determines is necessary or appropriate to cause the affairs of the Partnership to be conducted in an efficient and businesslike manner.

          (b) No Affiliate of the General Partner shall be obligated to present any particular investment or business opportunity to the Partnership even if the opportunity is of a character which, if presented to the Partnership, could be undertaken by the Partnership. Each Affiliate of the General Partner shall have the right to undertake any such opportunity for itself for its own account or on behalf of another or to recommend any such opportunity to other Persons.

          5.7 LOANS AND GUARANTEES BY THE GENERAL PARTNER. The General Partner or any of its Affiliates may lend to the Partnership funds needed by the Partnership for such periods of time as the General Partner may determine; provided that the terms of any such loan shall not be less favorable to the
--------
Partnership than would be available to the Partnership (without reference to the General Partner's financial condition or guaranties) from unrelated lenders. In addition, the General Partner may guarantee the payment or collection of any amounts owed by the Partnership.

          5.8  DETERMINATIONS BY THE GENERAL PARTNER.

          (a) Whenever this Agreement or any other agreement contemplated herein provides that the General Partner shall act in a manner which is, or provide terms which are, fair and reasonable to the Partnership or any Limited Partner, the General Partner shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles.

          (b) So long as the General Partner acts in good faith, the resolution, action or terms so made, taken or provided by the General Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein.

          5.9 PURCHASE OF UNITS. The General Partner may cause the Partnership to purchase or otherwise acquire Units, or may purchase or otherwise acquire Units on behalf of the Partnership. As long as such Units are owned by or on behalf of the Partnership, such Units shall not be considered outstanding for any purpose. The General Partner and its Affiliates may also purchase or otherwise acquire, or sell or otherwise dispose of, Units for their own account (or as agent) and shall be entitled to exercise all rights of a Limited Partner with respect to such Units.

          5.10 INDEMNIFICATION.

          (a) The Partnership shall indemnify and hold harmless the General Partner and each Affiliate, officer, director, controlling person, partner, employee or shareholder of the General Partner ("Indemnified Person") from and
                                                 ------------------
against any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts relating to any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, which relate in any way to the General Partner's status or activities of the General Partner or to the Partnership's property, business or affairs ("Claims"). An Indemnified
                                                  ------
Person's expenses paid or incurred in defending itself against any Claim shall be reimbursed as paid or incurred. A Person shall be considered an Indemnified Person whether or not such Person has the status required to be an Indemnified Person at the time any such Claim is made or maintained as long as such person had the status of an Indemnified Person at the time the events which gave rise to the Claim occurred. This Section 5.10 shall not apply with respect to any Indemnified Person for that portion of any Claim determined by the final decision (from which an appeal cannot be taken or is not taken on a timely basis) of a court of competent jurisdiction to have been caused by his or its gross negligence, willful misconduct or knowing violation of law. Any payments made to or on behalf of a Person who is later determined not to be entitled to such payments shall be refunded to the Partnership promptly following such determination. Nothing contained in this Section 5.10 shall obligate any Limited Partner to pay any amount to the Partnership or to any Indemnified Person in excess of his Capital Contribution.

          (b) The right to indemnification and the advancement of expenses conferred in this Section 5.10 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, vote of Partners or otherwise.

          (c) The Partnership may maintain insurance, at its expense, to protect any Person against any expense, liability or loss, to the extent that the Partnership would have the power to indemnify such Person against such expense, liability or loss under the Pennsylvania Act.

          5.11 LIMITATION OF LIABILITY.  Except as provided in Section
5.10, an Indemnified Person shall not be liable to the Partnership or any Partner for any act or omission performed or omitted by such Person pursuant to authority granted to such Person by this Agreement; provided that such
                                                    --------
limitation of liability shall not apply to the extent the act or omission was attributable to such Person's negligence, willful misconduct or knowing violation of law. The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner (so long as such agent was selected in good faith and with due care) to the extent that such agent's misconduct or negligence is not caused by and does not arise out of the General Partner's misconduct or negligence in supervising the activities of such agent.

                                  ARTICLE VI

                  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

          6.1 LIMITATION OF LIABILITY. Except as provided in this Agreement or in the Pennsylvania Act, the Limited Partners shall have no liability to the Partnership or any other Partner.

          6.2 MANAGEMENT OF BUSINESS. Except for a Limited Partner's right to vote in Section 9.1(a) and to vote for the removal of the General Partner pursuant to Section 12.2, no Limited Partner shall take part in the operation, management or control (within the meaning of the Pennsylvania Act) of the Partnership's business or transact any business in the Partnership's name, unless such Limited Partner is a Person employed or engaged to transact any such business by or on behalf of the General Partner or the Partnership. The transaction of any such business by a Limited Partner employed or engaged to do so by or on behalf of the General Partner or the Partnership shall not be deemed to constitute participation in control of the Partnership and shall not affect, impair or eliminate the limitations on the liability of a Limited Partner under this Agreement.

          6.3 NO RIGHT OF PARTITION. No Limited Partner shall have the right to seek or obtain partition by court decree or operation of law of any Partnership property, or the right to own or use particular or individual assets of the Partnership.

          6.4  OUTSIDE ACTIVITIES.

          (a) A Limited Partner, its Affiliates and each of their respective stockholders, directors, officers, controlling persons, partners and employees may have business interests and engage in business activities in addition to those relating to the Partnership, except as otherwise agreed by such parties. Neither the Partnership nor any of the other Limited Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

          (b) No Affiliate of a Limited Partner or any of its respective stockholders, directors, officers, controlling persons, partners and employees shall be obligated to present any particular investment or business opportunity to the Partnership even if the opportunity is of a character which, if presented to the Partnership, could be undertaken by the Partnership. The Affiliates of a Limited Partner and its respective stockholders, directors, officers, controlling persons, partners and employees shall have the right to undertake any such opportunity for itself for its own account or on behalf of another or to recommend any such opportunity to other Persons.

                                  ARTICLE VII

                    BOOKS, RECORDS, ACCOUNTING AND REPORTS

          7.1 RECORDS AND ACCOUNTING. The Partnership shall keep, or cause to be kept, appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 7.3 or pursuant to applicable laws. All matters concerning (a) the determination of the relative amount of allocations and distributions among the Unitholders pursuant to Articles III and IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the General Partner, whose determination shall be final and conclusive as to all of the Unitholders absent manifest clerical error.

          7.2 FISCAL YEAR. The Fiscal Year of the Partnership shall end on December 31 of each year or such other annual accounting period as may be established by the General Partner.

          7.3  REPORTS.

          (a) The Partnership shall deliver or cause to be delivered to each Partner, within 120 days after the end of each Fiscal Year, an annual report containing the following:

          (i) consolidated statements of income and cash flows of the Partnership and its Subsidiaries for such Fiscal Year, and a consolidated balance sheet of the Partnership and its Subsidiaries as of the end of such Fiscal Year, all prepared in accordance with generally accepted accounting principals, consistently applied, and audited by an independent accounting firm of recognized national standing and a copy of such firm's annual management letter regarding internal controls and other matters to the General Partner;

          (ii) a statement of changes in the Partner's equity and the Partner's Capital Account balance for such Fiscal Year; and

          (iii) a general description of the Partnership's activities during such Fiscal Year.

          (b) The Partnership shall, to the extent required by the Pennsylvania Act, deliver or cause to be delivered to each Unitholder with reasonable promptness, such other information and financial data concerning the Partnership and its Subsidiaries as any Unitholder shall from time to time reasonably request; provided that furnishing such information shall not be
                    --------
financially burdensome on the Partnership, the General Partner or their Subsidiaries or unreasonably time consuming for the employees of the Partnership, the General Partner or their Subsidiaries.

          (c) The Partnership shall use reasonable efforts to deliver or cause to be delivered, within 75 days after the end of each Fiscal Year, to each Person who was a Unitholder at any time during such Fiscal Year all information necessary for the preparation of such Person's United States federal and state income tax returns.

          7.4 TRANSMISSION OF COMMUNICATIONS. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from the General Partner to such other Person or Persons.


                                 ARTICLE VIII

                                  TAX MATTERS

          8.1 PREPARATION OF TAX RETURNS. The Partnership shall arrange for the preparation and timely filing of all returns required to be filed by the Partnership.

          8.2 TAX ELECTIONS. The Taxable Year shall be the Fiscal Year set forth in Section 7.2. The General Partner shall, in its sole discretion, determine whether to make or revoke any available election pursuant to the Code; provided that upon the request of any Partner, the Partnership shall make a Code
--------
Section 754 election. Each Unitholder will upon request supply any information necessary to give proper effect to such election. The General Partners shall not make an election pursuant to Treasury Regulation 301.7701-1 to be taxed as an association.

          8.3  TAX CONTROVERSIES.

          (a) subject to Section 8.3(b) below, the General Partner is hereby designated the Tax Matters Partner and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and reasonably incurred in connection therewith. Each Unitholder agrees to cooperate with the Partnership and to do or refrain from doing any or all things reasonably requested by the Partnership with respect to the conduct of such proceedings. The Tax Matters Partners shall keep all Unitholders fully informed of the progress of any examinations, audits or other proceedings, and all Unitholders shall have the right to participate in any such examinations, audits or other proceedings. Notwithstanding the foregoing, the Tax Matters Partners shall not settle or otherwise compromise any issue in any such examination, audit or other proceeding without first obtaining approval of the Partners holding a majority of the Common Units.

          (b) With respect to all taxable periods ending on or before December 31, 1997 ("Pre-1998 Tax Periods"), Anthony Iron and Metal Company (or its
           --------------------
successor) will assume all the responsibilities and obligations of the Tax Matter Partner, and is authorized to represent the Partnership and/or any Affiliates of the Partnership during any pre-1998 Tax Period (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities with respect to Pre-1998 Tax Periods, including resulting administrative and judicial proceedings, provided that AIM shall not settle or otherwise compromise any issue in any such examination without the consent of the General Partner, which consent shall not be unreasonably withheld.



                                  ARTICLE IX

                              VOTING; AMENDMENTS

          9.1  VOTING RIGHTS.

          (a) This Agreement provides for voting rights in favor of the Partners. With respect to any vote of the Partners, each Partner shall be entitled to one vote for each Common Unit held by such Partner.

          (b) Anything herein to the contrary notwithstanding, the Partners may dissolve the Partnership upon the affirmative vote of the Partners owning of a majority of the Common Units.

          (c) At the General Partner's election, any action that may be taken at a Partners' meeting may be taken without a meeting if the General Partner solicits written consents to the action, and if within 90 days after delivery of the request for written consents, such consents are received from Partners owning not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting. A written consent to the taking of any action shall have no force and effect if it is received more than 90 days after the date of the General Partner's delivery of the written request soliciting consents to such action. The General Partner shall be solely responsible for conducting the solicitation of consents and for determining the validity and effect of responses to the solicitation.

          (d) With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing) in whose name ownership is registered, the Partnership may assume without inquiry that such broker, dealer or other agent, in exercising any right in respect of such Units on any matter, is exercising such rights according to the direction of the Person on whose behalf such broker, dealer or other agent is holding such Units.

          9.2  AMENDMENTS.

          (a) The General Partner (pursuant to its powers of attorney from the Limited Partners as provided in Section 15.1), without the consent of any Limited Partner, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

               (i) a change in the name of the Partnership or the location of the principal place of business of the Partnership;

               (ii) the admission, substitution, removal or withdrawal of Partners in accordance with this Agreement;

               (iii) a change that in the General Partner's reasonable judgment does not adversely affect any Unitholder in any material respect in its capacity as an owner of Units and is either (A) necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any United States federal or state agency or judicial authority or contained in any United States federal or state statute or
(B) required by this Agreement; or

               (iv) a change that in the General Partner's reasonable judgment does not adversely affect any Unitholder in any material respect in its capacity as an owner of Units and (i) cures any ambiguity or (ii) corrects or supplements any provisions in this agreement.

          (b) In all cases other than those provided in Section 9.2(a) above, this Agreement may be amended upon the consent of the General Partner and the affirmative vote of the Partners owning a majority of the Common Units; provided
                                                                        --------
that no such amendment or modification pursuant to this Section 9.2(b) that would adversely affect holders of one class of Units in a manner different than holders of any other class of Units (other than amendments and modifications in connection with the actions of the General Partner permitted by Section 5.1), shall be effective against the holders of such class of Units without the prior written consent of holders of at least a majority of the Units of such class adversely affected thereby, and provided further that no amendments will be made to Article IV or to Section
-------- -------
13.3 without the consent of any Unitholder who is adversely affected by such an amendment relative to other Unitholders.


                                   ARTICLE X

                       TRANSFER OF PARTNERSHIP INTERESTS

          10.1 TRANSFER IN GENERAL. THE TRANSFER OF ANY INTEREST IN THE PARTNERSHIP IS SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED IN THE SECURITYHOLDERS AGREEMENT, AS AMENDED OR MODIFIED FROM TIME TO TIME, AND, WITH RESPECT TO UNITHOLDERS A PARTY THERETO, THE EXECUTIVE AGREEMENTS, WHICH RESTRICTIONS ARE INCORPORATED HEREIN BY REFERENCE. IN ADDITION, NO UNITHOLDER MAY TRANSFER ALL OR ANY PORTION OF SUCH UNITHOLDER'S INTEREST IN THE PARTNERSHIP WITHOUT THE PRIOR WRITTEN CONSENT OF THE GENERAL PARTNER IF SUCH TRANSFER WOULD
(A) CAUSE THE PARTNERSHIP TO HAVE MORE THAN 100 PARTNERS WITHIN THE MEANING OF TREASURY REGULATION SECTION 1.7704-1(H) OR (B) CAUSE THE PARTNERSHIP TO HAVE TO REGISTER AS AN INVESTMENT PARTNERSHIP FOR PURPOSES OF THE INVESTMENT PARTNERSHIP ACT OF 1940, AS AMENDED.

          10.2 ASSIGNEE'S RIGHTS.

          (a) A permitted transfer of a Partnership Interest shall be effective as of the date of assignment and compliance with the conditions to such transfer and such transfer shall be shown on the books and records of the Partnership. Profits, Losses and other Partnership items shall be allocated between the transferor and the Assignee according to Code Section 706. Distributions made before the effective date of such transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.

          (b)  Unless and until an Assignee becomes a Partner pursuant to
Article XI, the Assignee shall not be entitled to any of the rights granted to a Partner hereunder or under applicable law, other than the rights granted specifically to Assignees pursuant to this Agreement and to have the other rights granted to Assignees pursuant to the Pennsylvania Act; provided that,
                                                              --------
without relieving the transferring Unitholder from any such limitations or obligations as more fully described in Section 10.3, such Assignee shall be bound by any limitations and obligations of a Unitholder contained herein that a Partner would be bound on account of the Assignee's Partnership Interest (including the obligation (if any) to make Capital Contributions on account of such Partnership Interest).

          10.3 ASSIGNOR'S RIGHTS AND OBLIGATIONS. Any Partner who shall transfer any Units or other interest in the Partnership shall cease to be a Partner with respect to such Units or other interest and shall no longer have any rights or privileges of a Partner with respect to such Units or other interest (it being understood, however, that the applicable provisions of
Section 6.1 shall continue to inure to such Person's benefit), except that unless and until the Assignee is admitted as a substituted Partner in accordance with the provisions of Article XI (the "Admission Date"), (a) such assigning
                                        --------------
Partner shall retain all of the duties, liabilities and obligations of a Partner with respect to such Units or other interest, including, without limitation, the obligation (together with its Assignee pursuant to Section 10.2(b)) to make and return Capital Contributions on account of such Units or other interest pursuant to the terms of this Agreement and (ii) the General Partner may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Partner with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Partner who transfers any Units or other interest in the Partnership from any liability of such Partner to the Partnership with respect to such Units or other interest that may exist on the Admission Date or that is otherwise specified in the Pennsylvania Act and incorporated into this Agreement or for any liability to the Partnership or any other Person for any materially false statement made by such Partner (in its capacity as such) in the Securityholders Agreement or an Executive Agreement or for any present or future breaches of any representations, warranties or covenants by such Partner (in its capacity as such) contained herein or in the other agreements with the Partnership.

          10.4 PROHIBITED TRANSFERS. Notwithstanding anything contained herein to the contrary, no Partnership interest shall be transferred or assigned if such transfer would result in the Partnership (i) being treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code, (ii) having more than 100 partners, as determined for purposes of Treasury Regulation
Section 1.7704-1(h), or (iii) having more than 100 beneficial owners for purposes of the Investment Company Act of 1940, as amended. For purposes of the preceding sentence, the General Partner shall be permitted to rely on representations and other documentation furnished by the transferor partner and the transferee in connection with the proposed transfer.

                                  ARTICLE XI

                             ADMISSION OF PARTNERS

     11.1 SUBSTITUTED LIMITED PARTNERS. In connection with the transfer of a Partnership Interest of a Limited Partner, a Person may request admission as a Substituted Partner in a manner prescribed by the General Partner. Such Person shall become a Substituted Partner on the date on which the General Partner consents thereto and such admission is shown on the books and records of the Partnership.

     11.2 ADDITIONAL LIMITED PARTNERS. A Person may be admitted to the Partnership as an Additional Partner only upon furnishing to the General Partner
(a) a letter of acceptance, in form
satisfactory to the General Partner, of all the terms and conditions of this Agreement, including the power of attorney granted in Section 15.1, and (b) such other documents or instruments as may be necessary or appropriate to effect his admission as a Limited Partner. Such admission shall become effective on the date on which the General Partner determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Partnership.

     11.3 ADMISSION OF A SUCCESSOR GENERAL PARTNER. A Person shall be admitted as a Successor General Partner if and only if (a) the Person is the transferee of all of the General Partner's General Partnership Interest in a transfer permitted under the Securityholders Agreement or (b) the Person is elected to be a Successor General Partner in the manner described in Section 12.3 or 13.2.

     11.4 REPRESENTATIONS OF NEW PARTNERS. Each Person admitted to the Partnership as a Substituted or Additional Limited Partner or as a General Partner shall become a party to, and agree to be bound by, this Agreement and shall make the representations contained in the Recapitalization Agreement relating to the purchase of Units and such additional representations relating to the matters contemplated by the Securityholders Agreement as the General Partner may request.

                                  ARTICLE XII

                       WITHDRAWAL OR REMOVAL OF PARTNERS

     12.1 WITHDRAWAL OF GENERAL PARTNER. The General Partner shall not withdraw as the Partnership's general partner except as follows:

          (a) The General Partner shall be deemed to have withdrawn as the Partnership's general partner upon the effective date of the transfer of all of its General Partnership Interest in a transfer permitted under the Securityholders Agreement.

          (b) The General Partner shall have no right to withdraw as the Partnership's general partner without the consent of the Partners owning a majority of the Common Units. If permitted to withdraw as the Partnership's general partner, the General Partner may withdraw by delivering a notice of withdrawal to the Partners. Such notice shall state the effective date of the General Partner's withdrawal, which date shall be not less than 90 days subsequent to the date such notice is mailed and shall set forth rules and procedures for the nomination and election of a Successor General Partner pursuant to Section 12.3. Unless such notice is earlier revoked, the General Partner shall be deemed to have withdrawn as the Partnership's general partner upon the earlier of (i) the effective date stated in such notice or (ii) the date a Successor General Partner is admitted to the Partnership pursuant to
Section 11.3.

          (c) If the General Partner withdraws as the Partnership's general partner in violation of this Section 12.1, the damages for which it may be held liable under the Pennsylvania

Act (or otherwise as a result of such withdrawal) shall be limited to the forfeiture of its General Partnership Interest.

          12.2 REMOVAL OF GENERAL PARTNER. The General Partner may be removed at any time by the affirmative vote of Limited Partners which own a majority of the Common Units then outstanding.

          12.3 ELECTION OF SUCCESSOR GENERAL PARTNER. If the General Partner withdraws from the Partnership pursuant to Section 12.1(b) or is removed pursuant to Section 12.2, the Partners may elect a Successor General Partner as the General Partner, by the affirmative vote of Limited Partners which own a majority (or such greater percentage as required by applicable law) of the Common Units which are owned by all Limited Partners. Any Person elected by the Partners to be Successor General Partner shall be admitted to the Partnership as Successor General Partner only upon the Partnership's receipt of a written assumption by such Person of all of the General Partner's rights and obligations hereunder (including the obligation to purchase the former General Partner's Partnership Interest pursuant to Section 12.4). If a Successor General Partner is admitted to the Partnership pursuant to this Section 12.3 on or before the effective date specified in the General Partner's notice of withdrawal pursuant to Section 12.1(b), such Successor General Partner shall continue the Partnership's business according to this Agreement.

          12.4 PURCHASE OF GENERAL PARTNER'S PARTNERSHIP INTEREST. Within 30 days following the admission of a Successor General Partner to the Partnership pursuant to Section 12.3 or 13.2, the former General Partner may, at its option, elect to sell its Partnership Interest to the Successor General Partner. Such election shall be made by delivering to the Successor General Partner a written notice reasonably indicating that the former General Partner is electing to sell its Partnership Interest pursuant to this Section 12.4. If the former General Partner properly makes such election, the Successor General Partner shall purchase such interest from the former General Partner for a purchase price, payable in cash, within 120 days after the effective date of the admission of the Successor General Partner as General Partner, equal to the Fair Market Value of the former General Partner's Interest as of the time of such General Partner's withdrawal or removal. For purposes of determining the Fair Market Value of the former General Partner's Interest, the Fair Market Value of the Partnership's assets shall be determined according to Article XIV.

          12.5 FORMER GENERAL PARTNER'S LIABILITIES. The General Partner shall not be liable for Partnership debts and other liabilities and obligations of the Partnership incurred after the effective date of the General Partner's removal or withdrawal as General Partner, but shall continue to be liable for Partnership debts and other liabilities and obligations of the Partnership incurred before such effective date.

          12.6 WITHDRAWAL OF LIMITED PARTNERS. No Limited Partner shall have any right to withdraw from the Partnership without the prior written consent of the General Partner. Upon a transfer of all of a Limited Partner's Units in a transfer permitted by the Securityholders Agreement or Executive Agreements, such Limited Partner shall cease to be a Limited Partner; provided that
                                                          -------- ----
the transferor shall not be released from liability to the Partnership for (a) any materially false statement made, or caused to be made, by such transferor in the Certificate of Limited Partnership or (b) any obligation of such transferor to contribute cash or other property to the Partnership.


                                 ARTICLE XIII

                          DISSOLUTION AND LIQUIDATION

          13.1 DISSOLUTION. The Partnership shall not be dissolved by the admission of Additional Partners or Substituted Partners, by the admission of a Successor General Partner, or by the withdrawal or removal of the General Partner (if there is a Successor General Partner), or by the death, incapacity, dissolution, bankruptcy, insolvency or termination of a Limited Partner. The Partnership shall dissolve, and its affairs shall be wound up, upon:

                (a) the affirmative vote of the Partners owning a majority of the Common Units as provided in Section 9.1(a);

                (b) the withdrawal or removal of the General Partner pursuant to
Section 12.1(b) or Section 12.2, respectively, if the Limited Partners have not elected a Successor General Partner to continue the Partnership's business as provided by Section 12.3;

                (c) the insolvency or bankruptcy of the General Partner; or

                (d) the occurrence of any event not specified in Section 13.1(b) or (c) above that results in the General Partner ceasing to be the General Partner under the Pennsylvania Act.

          13.2 CONTINUATION AFTER DISSOLUTION. Within 90 days following a dissolution of the Partnership pursuant to Section 13.1(c) or (d), pursuant to rules and procedures established by the Liquidator pursuant to Section 13.3(b), the Limited Partners may elect to reconstitute the Partnership and continue its business according to this Agreement upon the admission to the Partnership of a Successor General Partner elected by the affirmative vote of Limited Partners which own a majority (or such greater percentage as required by applicable law) of the Common Units. Any Person elected by the Limited Partners to be a Successor General Partner shall be admitted to the Partnership as Successor General Partner only upon the Partnership's receipt of a written assumption by such Person of all of the former General Partner's rights and obligations hereunder (including the obligation to purchase the General Partner's Partnership Interest pursuant to Section 12.4). Unless a Successor General Partner is admitted to the Partnership within 90 days after dissolution, the Partnership shall be liquidated pursuant to Section 13.3. If a Successor General Partner is admitted to the Partnership pursuant to this Section 13.2 within 90 days after dissolution, then:

                (a) the reconstituted partnership shall continue until dissolved according to this Article XIII; and

           (b) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership, and the Successor General Partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 15.1; provided that the right of the Limited
                                  --------
Partners set forth above to elect a Successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an opinion of counsel that (i) the exercise of the right would not result in the loss of limited liability of any Person who is a Limited Partner and (ii) neither the Partnership nor the reconstituted partnership would be classified as other than a partnership for United States federal income tax purposes upon the exercise of such right to continue.

     13.3  LIQUIDATION.

           (a) Upon dissolution of the Partnership, the General Partner shall be the liquidator (the "Liquidator"), unless and until a successor Liquidator is
                     ----------
appointed as provided herein. The Liquidator shall agree not to resign at any time without 30 days' prior written notice. The Liquidator, if other than the General Partner, may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by the holders of a majority of the Common Units. Within 30 days following the occurrence of any Event of Withdrawal with respect to the Liquidator, a successor Liquidator may be elected by the holders of a majority of the Class A Common Units. The successor Liquidator shall succeed to all rights, powers and duties of the former Liquidator. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator shall be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Article XIII, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein). The Liquidator shall receive as compensation for its services (i) if the Liquidator is the General Partner, the compensation and reimbursements specified in Section 5.5, or (ii) if the Liquidator is not the General Partner, a reasonable fee plus out-of-pocket costs or such other compensation as the holders of a majority of the Class A Common Units may approve.

           (b) If the Partnership is dissolved pursuant to Section 13.1(c), the Liquidator shall establish reasonable rules and procedures for the nomination and election of a Successor General Partner pursuant to Section 13.2. Pending such election, the Liquidator shall continue to operate the Partnership's business in the ordinary course with a view to conserving the Partnership's assets. If no Successor General Partner is admitted to the Partnership pursuant to Section 13.2 within the time period specified therein, the Liquidator shall proceed with the liquidation of the Partnership's assets as provided in Section 13.3(c).

          (c) The Liquidator shall liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

            (i) First, to the payment of the Partnership's debts and obligations to its creditors, including sales commissions and other expenses incident to any sale of the assets of the Partnership.

            (ii) Second, to the establishment of and additions to such reserves as the Liquidator may deem necessary or appropriate.

            (iii) Third, to the Partners, in accordance with Section 4.1 and the balances set forth in the Capital Accounts of the Partners at such time.

The reserves established pursuant to subparagraph (ii) shall be paid over by the Liquidator to a bank or other financial institution to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Liquidator deems advisable, such reserves shall be distributed in the priorities set forth in this Section 13.3(c). The parties intend that the Distributions under this Section 13.3(c) be in compliance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2), and this Section 13.3(c) shall always be interpreted in a manner consistent with such provisions.

     13.4 DISTRIBUTION IN KIND. Notwithstanding the provisions of Section 13.3 which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Partnership liabilities (other than loans to the Partnership by Partners) and reserves, and may, in its sole discretion, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.3(c), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such Distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. Any Partnership assets distributed in kind shall first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Section 4.2. The Liquidator shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XIV.

     13.5 DEFICIT MAKEUP. No Partner shall have any obligation to make up any deficit balance in its respective Capital Account, except as otherwise required under the Pennsylvania Act.

     13.6 CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP. Upon the completion of the distribution of Partnership property as provided in Sections
13.3 and 13.4, the Partnership shall be terminated, and the Liquidator (or the Limited Partners, if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the Commonwealth of Pennsylvania and shall take such other actions as may be necessary to terminate the Partnership. The Partnership shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 13.6.

     13.7 REASONABLE TIME FOR WINDING UP. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.3 in order to minimize any losses otherwise attendant upon such winding up.

     13.8 RETURN OF CAPITAL. The Liquidator, as such, shall not be personally liable for the return of Capital Contributions or any portion thereof (it being understood that any such return shall be made solely from Partnership assets).

     13.9  LIQUIDITY EVENT OR IPO.

           (a) In the event that a Partner holding a majority of the Common Units, or in the case of any such event which requires the approval of the General Partner, the General Partner approves a Liquidity Event or IPO, the Partnership and each of its Unitholders will work with Bain to structure such Liquidity Event or IPO to maximize Bain's after-tax return to Bain's direct or indirect partners in connection therewith, but only to the extent that such structure is not materially detrimental to the Partnership or any other Unitholder.

           (b) Subject to the Securityholders Agreement, it is understood and agreed that the following structures of a Liquidity Event or IPO are not materially detrimental to the Partnership or any Partner and shall be utilized by the Partnership and approved by the General Partner and each Unitholder if so requested by Bain:

               (i)  Private Transaction.  A Liquidity Event in which the person
                    -------------------
           or persons purchasing the Partnership (the "Buyer") acquires
                                                       -----
           separately each of the following:

               (A)  all Units other than Units held by Bain;

               (B)  all debt instruments issued by Bain;

               (C) all options to acquire equity interests in Bain (which options the Buyer will then exercise); and

               (D) all other equity interests in Bain (i.e., all interests not acquired in clause (C) above).

               (ii) Public Offering.  An IPO under the following terms and in
                    ---------------
           the following order:

               (A) The Partnership will be incorporated in a manner described in Code Section 351 (or successor provision), and in which all Partners are eligible to be treated as direct or indirect transferors under Code Section 351 (or successor provision); and

               (B) Bain will distribute its interests (i.e., shares) in the Partnership to its securityholders. Any options to acquire such interests (i.e., shares) will be exercised.


                                  ARTICLE XIV

                                   VALUATION

          14.1 DETERMINATION. The Fair Market Value of the assets of the Partnership or of a Partnership Interest in the Partnership will be determined by the General Partner (or, if pursuant to Section 13.3, the Liquidator) in its good faith judgement in such manner as its deems reasonable and using all factors, information and data deemed to be pertinent.

          14.2  DETERMINATION OF FAIR MARKET VALUE. "Fair Market Value" of (i) a
                                                     -----------------
specific Partnership asset will mean the amount which the Partnership would receive in an all-cash sale of such asset in an arms-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale); and (ii) of the Partnership will mean the amount which the Partnership would receive in an all-cash sale of all of its assets and businesses as a going concern in an arms-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (assuming that such sale were accomplished pursuant to a Liquidity Event of the type referred to in Section 13.9(b)(i) above and all of the proceeds from such sale were paid directly to the Partnership other than an amount of such proceeds necessary to pay transfer taxes payable in connection with such sale, which amount will not be received or deemed received by the Partnership). After a determination of the Fair Market Value of the Partnership is made as provided above, the Fair Market Value of a Partnership Interest will be determined by making a calculation reflecting the cash distributions which would be made to the Unitholders in accordance with this Agreement if the Partnership were deemed to have received such Fair Market Value in cash and then distributed the same to the Unitholders in accordance with the terms of this Agreement incident to the liquidation of the Partnership after payment to all of the Partnership's creditors from such cash receipts and assuming that all of the convertible debt and other convertible securities were repaid or converted (whichever yields more cash to the holders of such convertible securities). Except as otherwise provided herein or in any agreement, document or instrument contemplated hereby, any amount to be paid under this Agreement by reference to the Fair Market Value shall be paid in full in cash, and any Partnership Interest being transferred in exchange therefor will be transferred free and clear of all Liens.


                                  ARTICLE XV

                              GENERAL PROVISIONS

          15.1  POWER OF ATTORNEY.

          (a) Each Unitholder hereby constitutes and appoints the General Partner and the liquidators, with full power of substitution, as his or its true and lawful agent and attorney-in-fact, with full power and authority in his or its name, place and stead, to: (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the General Partner deems appropriate or necessary to form, qualify, or continue the qualification of, the Partnership as a limited partnership in the Commonwealth of Pennsylvania and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments which the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Unitholder pursuant to Article X or XI; and (ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the General Partner, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement and/or appropriate or necessary (and not inconsistent with the terms of this Agreement), in the reasonable judgment of the General Partner, to effectuate the terms of this Agreement.

          (b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Unitholder and the transfer of all or any portion of his or its Partnership Interest and shall extend to such Unitholder's heirs, successors, assigns and personal representatives.

          15.2 TITLE TO PARTNERSHIP ASSETS. Partnership assets shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Legal title to any or all Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in its name or the name of any nominee shall be held in trust by the General Partner or such nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership assets is held.

          15.3 ADDRESSES AND NOTICES. Any notice, demand, request or report required or permitted to be given or made to any Person under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail or by other commercially reasonable means of written communication to the Person at his address as shown on the Partnership's books and records. An affidavit or certificate of mailing executed by the General Partner shall be conclusive (but not exclusive) evidence of the date and fact of mailing of any such notice, demand, request or report. Any notice to the General Partner or the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.5.

          15.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

          15.5 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership or any of its Affiliates, and no creditor who makes a loan to the Partnership or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Partnership in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Partnership Profits, Losses, Distributions, capital or property other than as a creditor.

          15.6 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

          15.7 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

          15.8 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

          15.9 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          15.10 FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

          15.11 EXPENSES. The Partnership shall pay, and hold the Investors and their respective Affiliates harmless against liability for the payment of
(i) their out-of-pocket fees and expenses incurred in connection with this Agreement and the transactions related hereto and contemplated hereby (including legal expenses relating to this Agreement and the documents related hereto);
(ii) the reasonable fees and expenses incurred in connection with an investment or acquisition by the Partnership or any of its Subsidiaries; (iii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of any of this Agreement or the agreements referred to herein or contemplated hereby or thereby (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Partnership or any of its Subsidiaries); (iv) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Units; (v) the fees and expenses incurred with respect to the enforcement of the rights granted under any of this Agreement, the Units, and the other agreements referred to herein or contemplated hereby or thereby; and (vi) the reasonable fees and expenses incurred by each such Person in any filing with any Governmental Entity with respect to its investment in the Partnership which mentions such Person.
So long as Bain/ACR, L.L.C., a Delaware limited liability company, holds any Units, the Partnership shall pay and hold Bain/ACR, L.L.C., a Delaware limited liability company, and their respective Affiliates harmless against liability for the payment of the fees and expenses incurred with respect to the successful enforcement of the rights granted under any of this Agreement, the Units, the Securityholders Agreement and the Registration Rights Agreement.

          15.12 OFFSET. Whenever the Partnership is to pay any sum to any Unitholder or any Affiliate or related person thereof, any amounts that such Unitholder or such Affiliate or related person owes to the Partnership may be deducted from that sum before payment.

          15.13 ENTIRE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          15.14 REMEDIES. Each Unitholder shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          15.15 DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words "or," "either" and "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Limited Partnership Agreement as of the date first written above.

                         GENERAL PARTNER
                         ---------------

                         ACR MANAGEMENT, L.L.C.


                         By: /s/ Andrew B. Balson
                            --------------------------------------
                         Its: Secretary
                            --------------------------------------

                         LIMITED PARTNERS
                         ----------------

                         BAIN/ACR, L.L.C.


                         By: /s/ Robert C. Gay
                            --------------------------------------
                         Its: President
                            --------------------------------------

                         ANTHONY IRON AND METAL COMPANY


                         By: /s/ David W. Mahokey
                            --------------------------------------
                         Its: General Partner
                            --------------------------------------

                          /s/ David W. Mahokey
                         -----------------------------------------
                         David W. Mahokey


                          /s/ Arthur J. Innamorato
                         -----------------------------------------
                         Arthur J. Innamorato


                          /s/ Albert C. Bove
                         -----------------------------------------
                         Albert C. Bove

Continuation of signature page of
Amended and Restated Limited
Partnership Agreement


                         /s/ William B. Kania
                        -----------------------------------------
                        William B. Kania

                                  SCHEDULE I
                                  ----------


                                                          Number
                                   Number of  Number of  of Class
                                    Class A    Class L      A
                        Capital    Preferred   Common     Common     Percentage
Name and Address    Contributions    Units      Units      Units    Interest /1/
----------------    -------------  ---------  ---------  --------   ------------
GENERAL PARTNER:

ACR Management,                                                        1.00%
L.L.C.
Two Copley Place
Boston, MA  02116

LIMITED PARTNERS:

Bain/ACR, L.L.C.                                                      75.24%
Two Copley Place
Boston, MA  02116

Anthony Iron and Metal                                                17.82%
  Company

David W. Mahokey                                                       3.96%

Arthur J. Innamorato                                                   0.99%

Albert C. Bove                                                         0.99%

William B. Kania

                    ---------     --------    -------    --------   ----------

                    =========     ========    =======    ========   ==========

_______________________
   /1/ The number of partnership units to be issued will be completed at the closing.

                                  SCHEDULE II
                                  -----------

                            Adjusted Balance Sheet

                                 SCHEDULE III
                                 ------------


                       Adjusted Capital Account Balances